Exhibit 10.2

PACIFIC CAPITAL BANCORP

2008 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT AND AGREEMENT

You have been granted non-qualified stock option to purchase shares of Pacific Capital Bancorp common stock pursuant to the Pacific Capital Bancorp 2008 Equity Incentive Plan (the “Plan”) as detailed in this Notice:

Grant Date:

Number of Common Shares of Restricted Stock Granted:	The number of shares is specified on the Grant Summary section of this website.

Fair Market Value:	The Fair Market Value is the closing price of Company stock on the Grant Date and is specified on the Grant Summary section of this website.

Vesting Schedule:	Beginning on the date of grant of the Option and continuing until the Option has become fully exercisable, the Employee’s interest in the Option shall vest on each Grant Date Anniversary and become exercisable in five equal installments.

Except as otherwise defined herein, terms with initial capital letters shall have the same meanings set forth in the Plan. A copy of the Plan is attached to this Notice and Agreement. The terms and conditions of the Plan are incorporated herein by this reference.

Subject to the terms and conditions of the Plan, this Option shall vest on the first anniversary of the Grant Date. However, notwithstanding the foregoing, this Option shall vest immediately upon the occurrence of a Change in Control (as defined in the Plan). This Option shall expire and shall no longer be exercisable on the tenth (10th) anniversary of the Grant Date.

By accepting this grant and exercising any portion of the Option, you represent that you: (i) agree to the terms and conditions of this Notice and Agreement and the Plan; (ii) have reviewed the Plan and the Notice and Agreement in their entirety, and have had an opportunity to obtain the advice of legal counsel and/or your tax advisor with respect thereto; (iii) fully understand and accept all provisions hereof; (iv) agree to accept as binding, conclusive, and final all of the Administrator’s decisions regarding, and all interpretations of, the Plan and the Notice and Agreement; and (v) agree to notify the Company upon any change in your home address indicated above.

Please acknowledge this Notice of Stock Option Grant and Agreement online, and retain a copy for your records.